                                                                  Exhibit 3.3(a)

                           ARTICLES OF INCORPORATION
                                      OF
                            BOWIE RESOURCES LIMITED

                                                                941124461 $50.00
                                                              SOS 11-04-94 15:22

     The undersigned, acting as the incorporator of a corporation to be incorporated under the laws of the State of Colorado, adopts these Articles of Incorporation.


                                  Article I.
                                     Name
                                     ----

     The name of the Corporation is Bowie Resources Limited.


                                  Article II.
                              Authorized Capital
                              ------------------

     The Corporation shall have authority to issue 1,000 shares of common stock with a par value of $.01 per share.

                                 Article III.
                               Agent -- Offices
                               ----------------

          A. Initial Registered Agent. The street address of the initial
             ------------------------
registered office of the Corporation is 1535 Grant Street, Suite 140, Denver, CO 80202, and the name of the initial registered agent at that address is Search Company International. The written consent of the initial registered agent to the appointment as such is stated below.

          B. Initial Principal Office. The address of the Corporation's initial
             ------------------------
principal office is 1535 Grant Street, Suite 140, Denver, CO 80202.


                                  Article IV.
                                 Incorporator
                                 ------------

     The name and address of the incorporator is Amy Waters an individual, 555 17th Street, Suite 2900, Denver, CO 80002.

                                  Article V.
                               Purpose -- Powers
                               -----------------

        A. Purpose. The purpose for which the Corporation is organized is to
           -------
transact any lawful business or businesses for which corporations may be incorporated pursuant to the Colorado Business Corporation Act.

        B. Powers. The Corporation shall have and may exercise all powers and
           ------
rights granted or otherwise provided for by the Colorado Business Corporation Act, including, but not limited to, all powers necessary or convenient to effect the Corporation's purpose.


                                  Article VI.
                               Preemptive Rights
                               -----------------

     The Corporation elects to have preemptive rights.


                                 Article VII.
                              Board of Directors
                              ------------------

     The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors. The directors shall be elected at each annual meeting of the shareholders, provided that vacancies may be filled by election by the remaining directors, though less than a quorum, or by the shareholders at a special meeting called for that purpose. Despite the expiration of his or her term, a director continues to serve until his or her successor is elected and qualifies.


                                 Article VIII.
                               Cumulative Voting
                               -----------------

     Cumulative voting shall not be permitted in the election of directors.


                                  Article IX.
                       Limitation on Director Liability
                       --------------------------------

     A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article IX shall not adversely affect any right or protection of a director of the Corporation under this Article IX, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article IX, prior to such repeal or modification.


                                  Article X.
                                Indemnification
                                ---------------

     The Corporation may indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that such person is or was a director, officer, fiduciary, or agent of the Corporation or, while serving as a director, officer, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan to the extent and in the manner provided in any bylaw, resolution of the directors, resolution of the shareholders, contract, or otherwise, so long as such indemnification is legally permissible.


                                  Article XI.
        Quorum and Voting Requirements for Shareholders' Meetings
        ---------------------------------------------------------

     A. Quorum. A majority of the outstanding shares shall constitute a quorum
        ------
at any meeting of shareholders.

     B. Voting. Except as is otherwise provided by the Colorado Business
        ------
Corporation Act with respect to action on amendment to these articles of incorporation, on a plan of merger or share exchange, on the disposition of substantially all of the property of the Corporation, on the granting of consent to the disposition of property by an entity controlled by the Corporation, and on the dissolution of the Corporation, action on a matter other than the election of directors is approved if a quorum exists and if the votes cast favoring the action exceed the votes cast opposing the action.

     IN WITNESS WHEREOF, the undersigned incorporator who is a natural person over the age of eighteen years has executed these Articles of Incorporation on November 4, 1994.


                                               Name: /s/ Amy Waters
                                                    --------------------------
                                                     Amy Waters, Incorporator

                       Mail to: Secretary of State        For office use only
                            Corporations Section
                          1560 Broadway, Suite 200
                            Denver, CO 80202
FORM.002 (Rev. 1994)         (303) 894-2251               951006755   $25.00
MUST BE TYPED              Fax (303) 894-2242             SECRETARY OF STATE
FILING FEE: $25.00                                        01-18 95   15:09
MUST SUBMIT TWO COPIES
            ---

                             ARTICLES OF AMENDMENT
Please include a typed             TO THE
self-addressed envelope    ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Bowie Resources Limited.

SECOND: The following amendment to the Articles of Incorporation was adopted on January 13, 1995, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

 X Such amendment was adopted by the board of directors where shares have been --- issued.

If these amendments are to have a delayed effective date, please list that date:
  NA
------
           (Not to exceed ninety (90) days from the date of filing)

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

     Article II is hereby deleted in its entirety and replaced with the following new Article II.

                        Article II. Authorized Capital.
                                    ------------------

     The Corporation shall have the authority to issue 100,000 shares of common stock with a par value of $.01 per share.


                                         Bowie Resources Limited,
                                         a Colorado corporation



                                         By  /s/ Larry Addington
                                            ---------------------------------
                                             Larry Addington, President

                             ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                           BOWIE RESOURCES, LIMITED

     Pursuant to the provisions of the Colorado Business Corporation Act, BOWIE RESOURCES, LIMITED hereby adopts the following Articles of Amendment to its Articles of Incorporation as follows:

     1. The name of the corporation is Bowie Resources, Limited (the "Corporation").

     2. Article vIII of the Corporation's Articles of Incorporation, as amended or restated to date is deleted in its entirety and replaced with the following new Article VIII:

                                "Article VIII.
                               Cumulative Voting
                               -----------------

        Cumulative voting shall be required in the election of directors of the Corporation."

     3. This amendment was authorized by the shareholders on January 30, 1997, pursuant to the provisions of the Colorado Business Corporation Act.

     4. There were 1000 common shares of the Corporation issued, outstanding and entitled to vote on the amendment. Of these shares, 1000 were indisputably represented and cast in favor of the amendment. The number of votes cast in favor of the amendment was sufficient for approval.

     IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed these Articles of Amendment to Articles of Incorporation of Bowie Resources, Limited.


                                    BOWIE RESOURCES, LIMITED



                                    By:  /s/ Don Brown
                                         -----------------------------
                                         Don Brown, President